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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                  DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
           (Exact name of registrant as specified in its charter)



                                 August 20, 1999
                Date of Report (Date of earliest event reported)



Delaware                  000-23923                 13-3770955
(State or other           (Commission File          (I.R.S. Employer
jurisdiction               Number)                  Identification No.)
of incorporation)



        1201 North Market Street, Suite 1406, Wilmington, Delaware 19801
               (Address of principal executive offices) (Zip Code)



                              (302) 426-1900
           (Registrant's telephone number, including area code)


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Item 5.  Other Events

      On August 20, 1999, the Principal and Interest collected during the preceding calendar month, net of certain adjustments as provided for in the Pooling and Servicing Agreement dated as of October 1, 1997 (the "Agreement"), among Mercedes-Benz Credit Corporation, in its individual capacity and as Servicer, Daimler-Benz Vehicle Receivables Corporation, as Seller, and Citibank, N.A., as Trustee, Payahead Agent, Class A Agent and Class B Agent (the "Trustee"), was distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Daimler-Benz Auto Grantor Trust 1997-A. In accordance with the Agreement, the statements for Class A and Class B Certificateholders for the July 1999 collection period (the "July Statement") was furnished to the Trustee for the benefit of the Certificateholders and, as such, was distributed by the Trustee to the Certificateholders. A copy of the July Statement is being filed as Exhibit 20 to this Current Report on Form 8-K.



Item 7.  Financial Statements and Exhibits

      (c)   Exhibits

            Exhibit No.             Description

            20                      Statement for Class A and Class B
                                    Certificateholders for the
                                    July 1999 Collection Period


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Daimler-Benz Auto Grantor Trust 1997-A
                                         (Registrant)

                             By:  Mercedes-Benz Credit Corporation, as Servicer


Date:  August 23, 1999       By:         /s/David A. Klanica
                                 -----------------------------------------------
                                 Name:   David A. Klanica
                                 Title:  Director of Accounting Services


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                                INDEX TO EXHIBITS

Exhibit No.           Description

       20 Statement for Class A and Class B Certificateholders for the July 1999 Collection Period


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